Exhibit 99.1

Investors Trey Huffman 404-748-6219 huffmanal@elink.com

Media
Pam O’Connor
919-863-7344
Pamela.oconnor@elink.com

EARTHLINK REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•                  Revenue of $284.5 million

•                  Net loss of $(22.5) million and net loss per share of $(0.22)

•                  Adjusted EBITDA of $53.2 million

•                  Net cash provided by operating activities of $38.7 million

•                  Unlevered Free Cash Flow of $24.6 million

•                  Ending cash balance of $134.1 million

ATLANTA, GA - February 18, 2015 - EarthLink Holdings Corp. (NASDAQ: ELNK), a leading managed network and cloud solutions provider for multi-location businesses, today announced financial results for its fourth quarter and full year ended December 31, 2014.

“EarthLink finished 2014 with another strong quarter, delivering revenue, Adjusted EBITDA and cash flow consistent with or better than our guidance, and making continued headway with our transformation,” said EarthLink CEO and President Joseph F. Eazor. “2014 was dedicated to stabilizing the business and building a foundation so in 2015 we can focus on our strategy to become a leading managed services provider.”

Fourth Quarter 2014 Financial Summary

				Third	Fourth
Figures in US $ millions,	Fourth Quarter			Quarter	Quarter
except per share	2013	2014	Change	2014	2014	Change
Revenues
Business Services	$235.7	$225.7	(4.2)%	$237.0	$225.7	(4.8)%
Consumer Services	66.1	58.8	(11.0)%	60.7	58.8	(3.1)%
Total Revenue	301.8	284.5	(5.7)%	297.7	284.5	(4.4)%

Gross Margin	151.7	152.8	0.7%	162.1	152.8	(5.7)%

Operating Expenses	105.6	102.0	(3.4)%	105.9	102.0	(3.7)%

Net Loss	(279.9)	(22.5)	(92.0)%	(2.0)	(22.5)	NM
Net Loss per share	(2.75)	(0.22)	(92.0)%	(0.02)	(0.22)	NM

Adjusted EBITDA (1)	50.1	53.2	6.2%	59.0	53.2	(9.8)%

Capital Expenditures	34.0	28.6	(15.9)%	24.9	28.6	14.9%

Cash and Marketable Securities	116.6	134.1	15.0%	129.6	134.1	3.5%

Net Cash Provided by Operating Activities	40.7	38.7	(4.9)%	62.1	38.7	(37.7)%

Unlevered Free Cash Flow (1)	16.2	24.6	51.9%	34.1	24.6	(27.9)%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

NM - Percentage is not meaningful.

Revenue

•                  Total revenue was $284.5 million during the fourth quarter of 2014 and $1.18 billion for the full year 2014. This was a 5.7% decline from the prior year quarter, compared to a 3.5% year-over-year decline reported in the third quarter of 2014; however, the decline during the third quarter of 2014 was offset by $6.8 million of one-time favorable revenue settlements.

•                  Business Services revenue decreased 4.2% from the fourth quarter of 2013, compared to a 1.5% year-over-year decline reported in the third quarter of 2014. This was primarily due to the $6.8 million of one-time favorable settlements during the third quarter of 2014.

•                  Consumer Services churn in the fourth quarter moderated to 1.9% after targeted price actions implemented during the third quarter of 2014.

Net Loss and Adjusted EBITDA

•                  Net loss was $(22.5) million during the fourth quarter of 2014. This compares to a net loss of $(279.9) million in the fourth quarter of 2013 and $(2.0) million in the third quarter of 2014. Net loss was $(72.8) million for the full year 2014 compared to a net loss of $(538.8) million for the full year 2013.

•                  The fourth quarter 2014 net loss included $3.0 million for asset impairments and $7.3 million of additional costs related to restructuring charges.

•                  The fourth quarter 2013 net loss included a $266.3 million non-cash charge to establish a valuation allowance against deferred tax assets.

•                  The third quarter of 2014 net loss included the $6.8 million of favorable revenue settlements noted above and a $4.5 million income tax benefit for the reduction of reserves due to expiration of statute of limitations.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $53.2 million in the fourth quarter of 2014, a 6.2% increase from the fourth quarter of 2013 and a 9.8% decrease from the third quarter of 2014. Adjusted EBITDA was $213.0 million for the full year 2014 compared to $227.1 million for the full year 2013.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $38.7 million during the fourth quarter of 2014. This compared to net cash provided by operating activities of $40.7 million in the fourth quarter of 2013 and $62.1 million in the third quarter of 2014. Net cash provided by operating activities was $140.0 million for the full year 2014 compared to $124.2 million for the full year 2013. EarthLink ended the fourth quarter with $134.1 million in cash.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see “Non-GAAP Measures” below) was $24.6 million during the fourth quarter of 2014.  This compared to Unlevered Free Cash Flow of $16.2 million in the fourth quarter of 2013 and $34.1 million in the third quarter of 2014. Unlevered Free Cash Flow was $110.2 million for the full year 2014 compared to $83.5 million for the full year 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 5 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Fourth Quarter 2014 Conference Call will be held on Thursday, February 19, 2015, at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Bradley A. Ferguson.

The dial-in number is:  (866) 887-3882.

Participants should reference the conference ID number 67708412 or “EarthLink Fourth Quarter 2014 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on February 19 through midnight on March 19, 2015. Dial toll-free:  (855) 859-2056. The replay confirmation code is 67708412. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) provides managed network, security and cloud solutions for multi-location businesses. We help thousands of specialty retailers, restaurants, financial institutions, healthcare providers, professional service firms and local governments deliver a reliable and engaging customer experience in their stores and branch offices. We do so by building and managing MPLS WAN networks, by providing virtualized infrastructure, security, hosted voice, secure WiFi and compliance solutions, and by offering exceptional customer care. We operate a nationwide network spanning more than 28,000 fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP service coverage. Our EarthLink Carrier® division sells facilities-based wholesale telecommunications to other providers and our award-winning Internet services connect hundreds of thousands of residential customers across the U.S. For more, visit www.earthlink.com and follow @earthlink, LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) that we may not be able to execute our strategy to successfully transition to a leading managed network, security and cloud services provider, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) that failure to achieve operating efficiencies would adversely affect our results of operations and cash flows; (4) that we may have to undertake further restructuring plans that would require additional charges; (5) that is we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that we may be unable to successfully divest non-strategic products, which could adversely affect our results of operations(7) that we may be unable to successfully make or integrate acquisitions, which could adversely affect our results of operations; (8) that we face significant competition in the communications and managed services industry that could reduce our profitability; (9) that failure to retain existing customers could adversely affect our results of operations and cash flows; (10) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (13) that we may experience reductions in switched access and reciprocal compensation revenue; (14) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (15) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (16) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (17) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (18) our consumer business is dependent on the availability of third-party network service providers; (19) that we face significant competition in the Internet access industry that could reduce our profitability; (20) that the continued decline of our consumer access subscribers will adversely affect our results of operations; (21) that potential regulation of Internet service providers could adversely affect our operations; (22) that cyber security breaches could harm our business; (23) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (24) that interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (25) that our business depends on effective business support systems and processes; (26) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that we may not be able to protect our intellectual property; (29) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (30) that unfavorable general economic conditions could harm our business; (31) that government regulations could adversely affect our business or force us to change our business practices; (32) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (33) that we may be required to recognize impairment charges on our goodwill and other intangible assets, which would adversely affect our results of operations and financial position; (34) that we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our business and industry; (36) that we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (37) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (38) that we may reduce, or cease payment of, quarterly cash dividends; (39) that our stock price may be volatile; (40) that provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (41) that our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2014	2013	2014

Revenues	$301,839	$284,472	$1,240,606	$1,176,895
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	150,178	131,677	600,742	557,436
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	105,601	101,989	426,070	419,019
Depreciation and amortization	48,800	47,686	183,114	186,872
Impairment of goodwill and long-lived assets (1)	—	2,974	255,599	14,334
Restructuring, acquisition and integration-related costs (2)	11,562	9,095	40,030	20,088
Total operating costs and expenses	316,141	293,421	1,505,555	1,197,749
Loss from operations	(14,302)	(8,949)	(264,949)	(20,854)
Interest expense and other, net	(13,972)	(14,253)	(60,686)	(56,261)
Loss from continuing operations before income taxes	(28,274)	(23,202)	(325,635)	(77,115)
Income tax (provision) benefit (3)	(251,260)	1,152	(211,231)	4,744
Loss from continuing operations	(279,534)	(22,050)	(536,866)	(72,371)
Loss from discontinued operations, net of tax (4)	(339)	(442)	(1,961)	(381)
Net loss	$(279,873)	$(22,492)	$(538,827)	$(72,752)

Basic and diluted net loss per share
Continuing operations	$(2.74)	$(0.22)	$(5.23)	$(0.71)
Discontinued operations	—	—	(0.02)	—
Basic and diluted net loss per share	$(2.75)	$(0.22)	$(5.25)	$(0.71)
Basic and diluted weighted average common shares outstanding	101,901	102,315	102,599	102,313

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2013	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,636	$134,133
Accounts receivable, net of allowance of $8,615 and $6,211 as of December 31, 2013 and 2014, respectively	100,792	92,616
Prepaid expenses	15,945	13,761
Deferred income taxes, net	549	—
Other current assets	13,930	13,671
Total current assets	247,852	254,181
Property and equipment, net	438,321	404,713
Goodwill	139,215	137,751
Other intangible assets, net	155,428	91,490
Other long-term assets	26,502	22,026
Total assets	$1,007,318	$910,161
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,440	$23,726
Accrued payroll and related expenses	35,041	50,197
Other accrued liabilities	88,225	85,181
Deferred revenue	49,689	43,940
Current portion of long-term debt and capital lease obligations	1,489	1,537
Deferred income taxes, net	—	751
Total current liabilities	207,884	205,332
Long-term debt and capital lease obligations	606,442	606,284
Long-term deferred income taxes, net	2,221	2,448
Other long-term liabilities	28,553	21,313
Total liabilities	845,100	835,377
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2013 and 2014	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 197,491 and 198,623 shares issued as of December 31, 2013 and 2014, respectively, and 101,876 and 102,296 shares outstanding as of December 31, 2013 and 2014, respectively	1,975	1,986
Additional paid-in capital	2,047,607	2,035,382
Accumulated deficit	(1,144,975)	(1,217,727)
Treasury stock, at cost, 95,615 and 96,327 shares as of December 31, 2013 and 2014, respectively	(742,389)	(744,857)
Total stockholders’ equity	162,218	74,784
Total liabilities and stockholders’ equity	$1,007,318	$910,161

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2014	2014	2013	2014
Net loss	$(279,873)	$(1,952)	$(22,492)	$(538,827)	$(72,752)
Interest expense and other, net	13,972	13,970	14,253	60,686	56,261
Income tax provision (benefit) (3)	251,260	(4,329)	(1,152)	211,231	(4,744)
Depreciation and amortization	48,800	46,716	47,686	183,114	186,872
Stock-based compensation expense	4,057	2,930	2,392	13,275	12,600
Impairment of goodwill and long-lived assets (1)	—	589	2,974	255,599	14,334
Restructuring, acquisition and integration-related costs (2)	11,562	1,108	9,095	40,030	20,088
Loss from discontinued operations, net of tax (4)	339	—	442	1,961	381
Adjusted EBITDA (5)	$50,117	$59,032	$53,198	$227,069	$213,040

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2014	2014	2013	2014
Net loss	$(279,873)	$(1,952)	$(22,492)	$(538,827)	$(72,752)
Interest expense and other, net	13,972	13,970	14,253	60,686	56,261
Income tax provision (benefit) (3)	251,260	(4,329)	(1,152)	211,231	(4,744)
Depreciation and amortization	48,800	46,716	47,686	183,114	186,872
Stock-based compensation expense	4,057	2,930	2,392	13,275	12,600
Impairment of goodwill and long-lived assets (1)	—	589	2,974	255,599	14,334
Restructuring, acquisition and integration-related costs (2)	11,562	1,108	9,095	40,030	20,088
Loss from discontinued operations, net of tax (4)	339	—	442	1,961	381
Purchases of property and equipment	(33,967)	(24,890)	(28,624)	(143,614)	(102,863)
Unlevered Free Cash Flow (5)	$16,150	$34,142	$24,574	$83,455	$110,177

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (5)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2014	2014	2013	2014
Net cash provided by operating activities	$40,726	$62,063	$38,657	$124,156	$139,995
Income tax provision (benefit) (3)	251,260	(4,329)	(1,152)	211,231	(4,744)
Non-cash income taxes	(253,076)	4,391	(4,530)	(212,870)	(591)
Interest expense and other, net	13,972	13,970	14,253	60,686	56,261
Amortization of debt discount, premium and issuance costs	(1,017)	(1,029)	(1,037)	(2,061)	(4,104)
Restructuring, acquisition and integration-related costs (2)	11,562	1,108	9,095	40,030	20,088
Changes in operating assets and liabilities	(13,612)	(16,918)	(2,578)	5,662	5,673
Purchases of property and equipment	(33,967)	(24,890)	(28,624)	(143,614)	(102,863)
Other, net	302	(224)	490	235	462
Unlevered Free Cash Flow (5)	$16,150	$34,142	$24,574	$83,455	$110,177

Net cash used in investing activities	$(33,967)	$(25,390)	$(28,624)	$(112,500)	$(102,777)
Net cash used in financing activities	$(6,026)	$(5,513)	$(5,512)	$(52,641)	$(19,721)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (6)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014
Business Services
Revenues	$235,730	$225,658	$964,227	$930,931
Cost of revenues (excluding depreciation and amortization)	127,299	110,919	506,245	469,523
Gross margin	108,431	114,739	457,982	461,408
Direct segment operating expenses	87,980	85,459	342,630	345,982
Segment operating income	$20,451	$29,280	$115,352	$115,426
Consumer Services
Revenues	$66,109	$58,814	$276,379	$245,964
Cost of revenues (excluding depreciation and amortization)	22,879	20,758	94,497	87,913
Gross margin	43,230	38,056	181,882	158,051
Direct segment operating expenses	12,005	10,081	50,623	43,615
Segment operating income	$31,225	$27,975	$131,259	$114,436
Consolidated
Revenues	$301,839	$284,472	$1,240,606	$1,176,895
Cost of revenues	150,178	131,677	600,742	557,436
Gross margin	151,661	152,795	639,864	619,459
Direct segment operating expenses	99,985	95,540	393,253	389,597
Segment operating income	51,676	57,255	246,611	229,862
Depreciation and amortization	48,800	47,686	183,114	186,872
Impairment of goodwill and long-lived assets (1)	—	2,974	255,599	14,334
Restructuring, acquisition and integration-related costs (2)	11,562	9,095	40,030	20,088
Corporate operating expenses	5,616	6,449	32,817	29,422
Loss from operations	$(14,302)	$(8,949)	$(264,949)	$(20,854)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2014	2013	2014

Business Services
Retail services	$194,039	$183,719	$793,940	$756,747
Wholesale services	36,791	36,909	151,071	154,109
Other services	4,900	5,030	19,216	20,075
Total revenues	235,730	225,658	964,227	930,931
Consumer Services
Access services	54,713	47,343	231,448	202,008
Value-added services	11,396	11,471	44,931	43,956
Total revenues	66,109	58,814	276,379	245,964
Total Revenues	$301,839	$284,472	$1,240,606	$1,176,895

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	December 31,	September 30,	December 31,
	2013	2014	2014
Employee Data
Number of employees at end of period (7)	3,035	2,843	2,659

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2014	2014

Average narrowband subscribers (8)	553,000	501,000	487,000
Average broadband subscribers (8)	441,000	372,000	350,000
Average consumer subscribers (8)	994,000	873,000	837,000

ARPU (9)	$22.15	$23.18	$23.42
Churn rate (10)	2.0%	2.2%	1.9%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

During the three and twelve months ended December 31, 2014, the Company recorded $3.0 million and $14.3 million, respectively, for impairment of long-lived assets, which consisted of impairments of work in progress for information technology projects not expected to be used, software licenses not expected to be used and other long-lived asset impairments.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2014	2013	2014

Integration-related costs	$5,944	$1,058	$21,622	$9,043
Severance, retention and other employee costs	5,126	7,292	14,844	9,297
Transaction-related costs	36	—	1,021	4
Facility-related costs	456	745	2,328	1,744
Legacy plan restructuring costs	—	—	215	—
Restructuring, acquisition and integration-related costs	$11,562	$9,095	$40,030	$20,088

Restructuring, acquisition and integration-related costs consist of costs related to the Company’s restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversions, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees.

3.              The income tax provision for the three and twelve months ended December 31, 2013, includes a $266.3 million non-cash charge to record a valuation allowance against the Company’s deferred tax assets. During the fourth quarter of 2013, the Company determined it will not be able to fully realize its deferred tax assets in the future.

4.              The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

5.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

6.              The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and IT services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting.  The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes dial-up and high-speed Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to the Company’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

7.              Represents full-time equivalents.

8.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

9.              ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

10.       Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.